EXHIBIT 99.906 CERT

SECTION 906 CERTIFICATION

I, J. Richard Atwood, President of Source Capital, Inc. (“Company”), certify that:

1.                                      The Company’s periodic report on Form N-CSR for the period ended December 31, 2014 (“Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 2, 2015	/s/ J. Richard Atwood

(Date)	J. Richard Atwood, President

I, E. Lake Setzler III, Treasurer of Source Capital, Inc. (“Company”), certify that:

1.                                      The Company’s periodic report on Form N-CSR for the period ended December 31, 2014 (“Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 2, 2015	/s/ E. Lake Setzler III

(Date)	E. Lake Setzler III, Treasurer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.